Exhibit 99.2

First Quarter 2009 Earnings Presentation May 6, 2009

2 Safe Harbor Statement Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, the Company’s ability to maintain compliance with the listing requirements of the New York Stock Exchange, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

3 Agenda Opening Remarks First Quarter 2009 Highlights Segment Highlights Outlook and Summary Questions and Answers Appendix

4 Opening Remarks First 100 Days as CEO: TriMas Business Planning Process • Vision and Key Imperatives • Strategic and People Planning • Incentive Plan for Key Metrics • Long-term Incentives Operational Reviews • Rolling Quarters • Growth and Productivity Programs • On-site Divisional President Organizational Structure • Now Direct Reports • Set Running Rules

5 Opening Remarks First Quarter Comments: Markets performed as expected, with the exception of the energy markets down more Held gross profit margins same as previous quarter and reduced inventory by $16 million Every cost under intense pressure – variable, “fixed,” fees, rates, etc. Short-term versus long-term trade-offs

First Quarter 2009 Highlights

First Quarter Summary

($ in millions, except per share amounts)

(from continuing operations)	Q1 2009		Q1 2008		% Chg
Revenue	$	202.7	$	264.6	-23.4%
Adjusted EBITDA(1)	$	29.9	$	36.8	-18.8%
Excl. Special Items, (1) Adj EBITDA would have been:	$	36.1	$	36.8	-1.8%
Excl. Special Items (1) and debt extinguishment gain, Adj EBITDA would have been:	$	20.3	$	36.8	-44.8%
Income (loss)	$	4.1	$	7.6	-46.6%
Excl. Special Items, (1) Income would have been:	$	8.3	$	7.6	8.5%
Excl. Special Items (1) and debt extinguishment gain, Income (loss) would have been:	$	(1.3)	$	7.6	
Diluted earnings (loss) per share	$	0.12	$	0.23	-47.8%
Excl. Special Items, (1) diluted EPS would have been:	$	0.25	$	0.23	8.7%
Excl. Special Items (1) and debt extinguishment gain, diluted EPS would have been:	$	(0.03)	$	0.23	
Free Cash Flow(1)	$	31.7	$	(9.1)	
Debt and A/R Securitization	$	585.2	$	672.8	-13.0%

- Weak global economy affecting the majority of end markets – sales slightly lower than expected, most notably in Energy Products
- Accelerated cost reduction and productivity efforts to offset demand and profitability decline
- Best deployment of capital was to retire debt – retired $31.8 million face value of notes for approximately $16 million
- Significant increase in Free Cash Flow resulting from improvements in net working capital and proceeds of business sale

(1) "Special Items" for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

7

8 Q1 2009 vs. Q4 2008 ($ in millions, except EPS) (from continuing operations) Q1 2009 Q4 2008 % Chg Revenue 202.7 $ 213.1 $ -4.8% Gross Margin 45.8 $ 48.6 $ -5.7% Gross margin as a percent of revenue: 22.6% 22.8% Adjusted EBITDA(1) 29.9 $ 25.7 $ 16.2% Excl. Special Items, (1) Adjusted EBITDA would have been: 36.1 $ 27.7 $ 30.3% Excl. Special Items (1) and debt extinguishment gain, Adjusted EBITDA would have been: 20.3 $ 23.8 $ -14.7% Free Cash Flow(1) 31.7 $ (3.3) $ Operating Working Capital 173.1 $ 175.4 $ -1.3% Total Debt + A/R Securitization 585.2 $ 629.9 $ -7.1% Interest Expense 12.5 $ 13.6 $ -8.0% Held gross profit margin relatively flat despite 5% decline in revenue Significant increase in Free Cash Flow(1) resulting from improvements in net working capital and proceeds of business sale Decrease in working capital resulting from reduced gross and net inventories and volume movement – working capital down despite normal working capital build during Q1 Reduced total indebtedness by nearly $45 million, also resulting in $1 million decrease in quarterly interest expense (1) “Special Items” for each period, as well as the Reconciliation of Non-GAAP Measures Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

9 Debt Composition ($ in thousands) As of March 31, 2009, TriMas had $147.2 of cash and available liquidity under its revolving credit and receivables securitization facilities Reduced total indebtedness, including amounts on A/R securitization facility, by $44.8 and $87.6 million versus Q408 and Q108, respectively Leverage ratio of 4.02x compared to a debt covenant ratio of 5.0x Total weighted average cost of credit facility borrowings decreased from 6.1% to 4.1% No significant debt maturities until 2012 March 31, 2009 December 31, 2008 March 31, 2008 Cash and Cash Equivalents 4,540 $ 3,910 $ 5,510 $ Senior Secured Bank Debt 277,770 280,800 279,450 9.875% Senior Sub Notes due 2012 297,400 329,140 337,000 Total Debt 575,170 $ 609,940 $ 616,450 $ Memo: A/R Securitization 10,000 $ 20,000 $ 56,350 $ Total Debt + A/R Securitization 585,170 $ 629,940 $ 672,800 $ Key Ratios: Bank LTM EBITDA 145,570 $ 151,450 $ 156,420 $ Interest Coverage Ratio 2.82x 2.74x 2.39x Leverage Ratio 4.02x 4.16x 4.30x Bank Covenants: Interest Coverage Ratio 2.10x 2.00x 1.90x Leverage Ratio 5.00x 5.00x 5.25x

Segment Highlights

11 Q1 Business Segment Overview Highlights Rieke specialty dispensing sales continue to grow Monogram secures new screw business Lamons receives first order out of new Rotterdam facility Cequent Consumer Products continues share gain Arrow increases sales to international markets Richards Micro Tool continues transformation to serve medical markets Low levels of inventory in customer channels Fixed cost reductions Closed on sale of a non-core business (Compac) Lowlights End market declines across majority of businesses as expected Energy markets decline worse than expected Negative leverage experienced Price pressure mounting (material costs down and recession) Negative impact of unfavorable currency exchange

12 Packaging Systems Net sales decreased due primarily to declines in industrial closure sales resulting from the economic slowdown • Negatively impacted by the unfavorable effects of currency exchange • Partially offset by an increase in specialty dispensing and other new products sales to the pharmaceutical, food/beverage and personal care end markets Adjusted EBITDA and operating profit declined in line with lower sales volumes and the negative impact of currency exchange, partially offset by reduced SG&A expenses associated with cost reduction initiatives Closed sale of Compac business in February 2009 Developing specialty dispensing product applications for growing end markets Increasing geographic coverage efforts in Europe and Southeast Asia Protecting core products by introducing new product designs for better performance, lower cost and patent protection ($ in millions) Net Sales Adjusted EBITDA Operating Profit $8.6 $5.4 Q1 2008 Q1 2009 $12.1 $8.6 Q1 2008 Q1 2009 $41.0 $30.3 Q1 2008 Q1 2009 (28.3%) (37.3%) (26.3%)

13 Energy Products Net sales for the quarter decreased slightly more than expected compared to the first quarter of 2008 • Sales of specialty gaskets and related fastening hardware decreased as a result of reduced production levels at chemical conversion plants and refineries • Sales of engines and related products decreased due to reduction of drilling activity and deferred completion of previously drilled wells Negative conversion resulted primarily due to sales of higher-cost inventory and lower absorption of fixed costs, partially offset by reductions in discretionary spend Introduce complementary product lines at well-site Plans to further expand gasket business with major customers into Southeast Asia, Europe and South America ($ in millions) (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. Net Sales Adjusted EBITDA(1) Operating Profit(1) $3.7 $7.9 Q1 2008 Q1 2009 $8.6 $4.5 Q1 2008 Q1 2009 $48.8 $40.3 Q1 2008 Q1 2009 (17.5%) (48.1%) (53.0%)

Industrial Specialties



($ in millions)


Net Sales
$53.5
$41.7
(21.9%)
Q1 2008
Q1 2009


Adjusted EBITDA(1)
$12.6
$8.3
(34.7%)
Q1 2008
Q1 2009


Operating Profit(1)
$11.2
$6.6
(40.9%)
Q1 2008
Q1 2009

- Net sales decreased during the first quarter of 2009, compared to the first quarter of 2008
  - Higher sales in defense business
  - Aerospace fastener sales relatively flat versus year ago period
  - Demand declines in industrial cylinder, precision cutting tools and specialty fittings businesses, primarily as a result of current economic downturn
- Adjusted EBITDA and operating profit decreased due to lower sales volumes, sales of higher-cost inventories and lower absorption of fixed costs, offset partially by reduced SG&A expenses
- Develop specialty products for growing end markets such as aerospace and medical
- Continue geographic expansion efforts

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

14

RV & Trailer Products

($ in millions)


Net Sales
$46.4
$50.7
$35.1
(30.7%)
Q1 2008
Q1 2009


Adjusted EBITDA(1)
$4.5
$2.9
(36.2%)
Q1 2008
Q1 2009


Operating Profit(1)
$2.8
$0.7
(73.1%)
Q1 2008
Q1 2009

- Net sales decreased due to continued weak demand in end markets resulting from continued pressures on consumer discretionary spending and credit availability, combined with unfavorable impact of a weaker Australian dollar
- Adjusted EBITDA and operating profit decreased due to the decline in sales, the unfavorable impact of currency exchange and the lower absorption of fixed costs as the Company reduced production to manage inventory levels, partially offset by cost reductions
- Continued aggressive reduction of fixed costs and capital requirements - announced closure of the Mosinee, Wisconsin manufacturing facility during Q1
- Segment was cash flow positive during the quarter
- Mitigated market decline by leveraging strong brand names for additional market share and cross-selling product portfolio
- Grow geographically in Southeast Asia and Australia with local and global product content

(1) Adjusted EBITDA and Operating Profit exclude "Special Items" for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix.

15

16 Recreational Accessories ($ in millions) $49.9 (1) Adjusted EBITDA and Operating Profit exclude “Special Items” for each period. A detailed schedule of Special Items, as well as the Reconciliation of Non-GAAP Measure Adjusted EBITDA and Free Cash Flow, are provided in the Appendix. First quarter sales decreased due to continued weak demand in end markets resulting from the continued pressures on consumer discretionary spending and credit availability Adjusted EBITDA and operating profit decreased due to the decline in sales, sales of higher-cost inventory and lower absorption of fixed costs as the Company reduced production to manage inventory levels, partially offset by cost reductions Segment was cash flow positive during the quarter Continued aggressive reduction of fixed costs and capital requirements Mitigated market decline by leveraging strong brand names for additional market share and cross-selling product portfolio Net Sales Adjusted EBITDA(1) Operating Profit(1) $1.3 $5.1 Q1 2008 Q1 2009 $(0.8) $2.6 Q1 2008 Q1 2009 $70.6 $55.4 Q1 2008 Q1 2009 (21.6%) n/m (74.1%)

Summary and Outlook

18 As of 11/17/08 As of 3/10/09 As of 5/6/09 Working Capital Improvements as of 5/6/09 Packaging Systems Energy Products Industrial Specialties RV&T / RA Profit and Working Capital Improvements Tactics Employed: • Fixed cost headcount reductions • Salaried hiring freeze • Merit deferrals • Mandatory 4-day work weeks • Required weeks off without pay • Acceleration of plant consolidations and moves to low-cost countries • Consolidation of distribution facilities • Employee health care contribution increase • Travel freeze • Aggressive reductions in discretionary spend • Negotiated reductions from vendors and suppliers • Cancelled supplier orders $ in millions Continue to identify additional cost savings opportunities.... Also focused on working capital improvements vs. 2008 $6M $30M $28M Cost Reductions $28M

19 Value Creation Opportunities (Progress Update) Earnings Price actions Material deflation General productivity improvements Profit Improvement Plan cost savings of $28 million Reduction in debt service costs of $4 to $7 million • Decrease in outstanding weighted average borrowings • Lower weighted average cost of borrowings Cash Working capital take-out of $10 to $20 million Capital expenditure reduction of $5 to $7 million Other (dispositions of non-core assets) of $10 to $20 million Conservative estimate of free cash flow of $40 to $45 million Targeting a minimum of 0.4x covenant cushion for remainder of 2009 = More challenging since 3/10/09 – Q408 Earnings Call = Improvements since 3/10/09 – Q408 Earnings Call

20 TriMas Vision We provide engineered and applied products that customers in growing markets need and value. We build and run agile businesses that provide high returns on capital. Operating Principles: Securing our position as the best cost producer Building a sustainable competitive advantage Acting with high speed in all aspects of business – best cycle times in every activity Thoughtfully allocating resources for: • New products in growing end markets • Geographic expansion • Cost-out and productivity projects • Bolt-on acquisitions that provide enhanced growth and returns Leveraging the benefits of being a billion dollar company, while retaining agility in our SBUs Being a great place to work

21 Strategic Aspirations Double-digit top-line growth Double-digit bottom-line growth 3% to 5% of productivity gains annually – utilize savings to fund growth Continued investment in growth programs that deliver new products, new markets and expanded geographies Increased percentage of non-U.S. revenues On-going improvement in capital turns and all cycle times Leverage ratio target of 2.0x Initiating cultural change through strategic planning process Kicked-off 2009 Strategic Planning Process – Established expectations and aspirations

22 TriMas Priorities Drive operating profit improvement • Best cost producer strategy Effectively manage the balance sheet • Pay-down debt • Maintain liquidity cushion • Deploy capital prudently Focus capital on profitable strategic growth • Aerospace, specialty packaging, medical, energy and geographic expansion Leaner, faster and stronger!

Questions & Answers

Appendix

25 Q1 2009 Statement of Operations ($ in thousands) 2009 2008 Net sales 202,710 $ 264,590 $ Cost of sales (156,870) (194,660) Gross profit 45,840 69,930 Selling, general and administrative expenses (41,540) (42,000) Gain (loss) on dispositions of property and equipmen 40 (90) Operating profit 4,340 27,840 Other income (expense), net: Interest expense (12,490) (14,710) Gain on extinguishment of debt 15,310 - Other, net (700) (1,190) Other income (expense), net 2,120 (15,900) Income from continuing operations before income tax expense 6,460 11,940 Income tax expense (2,400) (4,330) Income from continuing operations 4,060 $ 7,610 $ Income (loss) from discontinued operations, net of income tax benefit (expense) (7,740) 260 Net income (loss) (3,680) $ 7,870 $ Three months ended March 31,

26 Q1 2009 Balance Sheet ($ in thousands) March 31, December 31, 2009 2008 Current assets: Cash and cash equivalents 4,540 $ 3,910 $ Receivables, net 112,740 104,760 Inventories 172,290 188,950 Deferred income taxes 16,970 16,970 Prepaid expenses and other current assets 5,860 7,430 Assets of discontinued operations held for sale 3,440 26,200 Total current assets 315,840 348,220 Property and equipment, net 175,200 181,570 Goodwill 200,690 202,280 Other intangibles, net 175,320 178,880 Other assets 18,310 19,270 Total assets 885,360 $ 930,220 $ Current liabilities: Current maturities, long-term debt 8,890 $ 10,360 $ Accounts payable 98,150 111,810 Accrued liabilities 71,950 66,340 Liabilities of discontinued operations 990 1,340 Total current liabilities 179,980 189,850 Long-term debt 566,280 599,580 Deferred income taxes 48,110 51,650 Other long-term liabilities 44,530 34,240 Total liabilities 838,900 875,320 Total shareholders’ equity 46,460 54,900 Total liabilities and shareholders’ equity. 885,360 $ 930,220 $ Assets Liabilities and Shareholders’ Equity

27 Reconciliation of Non-GAAP Measures Adjusted EBITDA(1) and Free Cash Flow(2) (unaudited, $ in thousands) (1)The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment write-offs, and non-cash losses on sale-leaseback of property and equipment. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies. (2)The Company defines Free Cash Flow as Adjusted EBITDA from continuing operations, plus Special Items and net proceeds from sale of businesses, less cash paid for interest, taxes and Special Items, capital expenditures, changes in operating working capital and non-cash (gains) losses on debt extinguishment. As detailed in Appendix I, for purposes of determining Free Cash Flow, Special Items, net, include those one-time costs, expenses and other charges incurred on a cash basis that are included in the determination of net income (loss) under GAAP and are not added back to net income (loss) in determining Adjusted EBITDA, but that management would consider important in evaluating the quality of the Company’s Free Cash Flow, as defined. (dollars in thousands) 2009 2008 Net income (loss) (3,680) $ 7,870 $ Income tax expense (benefit) (2,490) 4,480 Interest expense 12,530 14,760 Debt extinguishment costs 510 - Depreciation and amortization 11,760 10,750 Adjusted EBITDA, total company 18,630 37,860 Adjusted EBITDA, discontinued operations (11,240) 1,080 Adjusted EBITDA, continuing operations 29,870 $ 36,780 $ Special Items 6,260 - Non-cash gross gain on extinguishment of debt (15,820) - Cash interest (4,770) (5,930) Cash taxes (2,440) (2,390) Capital expenditures (3,280) (6,190) Changes in operating working capital 2,300 (31,370) Free Cash Flow from operations before Special Items 12,120 (9,100) Cash paid for Special Items (960) - Net proceeds from sale of business 20,580 - Free Cash Flow 31,740 $ (9,100) $ Three months ended March 31,

28 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures Information is unaudited Three months ended Three months ended March 31, 2009 March 31, 2008 (dollars in thousands, except per share amounts) Income EPS Income EPS Income and EPS from continuing operations, as reported 4,060 $ 0.12 $ 7,610 $ 0.23 $ After-tax impact of Special Items to consider in evaluating quality of income and EPS from continuing operations: Severance and business restructuring costs (4,200) (0.13) - - Excluding Special Items, income and EPS from continuing operations would have been 8,260 $ 0.25 $ 7,610 $ 0.23 $ After-tax impact of gain on extinguishment of debt 9,520 0.28 - - Excluding Special Items and gain on extinguishment of debt, income and EPS from continuing operations would have been (1,260) $ (0.03) $ 7,610 $ 0.23 $ Weighted-average shares outstanding at March 31, 2009 and 2008 33,487,526 33,409,770

29 Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures (cont.) Information is unaudited Three months ended March 31, (dollars in thousands) 2009 2008 Operating profit from continuing operations, as reported 4,340 $ 27,840 $ Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs (6,750) $ - $ Excluding Special Items, operating profit from continuing operations would have been 11,090 $ 27,840 $ Three months ended March 31, (dollars in thousands) 2009 2008 Adjusted EBITDA from continuing operations, as reported 29,870 $ 36,780 $ Special Items to consider in evaluating quality of earnings: Severance and business restructuring costs (6,260) $ - $ Excluding Special Items, Adjusted EBITDA from continuing operations would have been 36,130 $ 36,780 $ Gross gain on extinguishment o f debt 15,820 $ - $ Excluding Special Items and gain on extinguishment of debt, Adjusted EBITDA from continuing operations would have been 20,310 $ 36,780 $

30 Company and Business Segment Financial Information – Continuing Operations Three months ended 2009 2008 Packaging Systems Net sales 30,250 $ 41,040 $ Operating profit 5,400 $ 8,610 $ Operating profit as a % of sales 17.9% 21.0% Energy Products Net sales 40,270 $ 48,800 $ Operating profit 3,520 $ 7,910 $ Operating profit as a % of sales 8.7% 16.2% Special Items to consider in evaluating operating profit: - Severance and business restructuring costs (200) $ - $ Excluding Special Item, operating profit would have been: 3,720 $ 7,910 $ Industrial Specialties Net sales 41,740 $ 53,470 $ Operating profit 6,330 $ 11,160 $ Operating profit as a % of sales 15.2% 20.9% Special Items to consider in evaluating operating profit: - Severance and business restructuring costs (270) $ - $ Excluding Special Items, operating profit would have been: 6,600 $ 11,160 $ RV & Trailer Products Net sales 35,090 $ 50,670 $ Operating profit (loss) (2,190) $ 2,750 $ Operating loss as a % of sales NM 5.4% Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs (2,930) $ - $ Excluding Special Items, operating profit would have been: 740 $ 2,750 $ TriMas Corporation Company and Business Segment Financial Information Continuing Operations March 31, (Unaudited, $ in thousands)

31 Company and Business Segment Financial Information – Continuing Operations (cont.) Three months ended 2009 2008 Recreational Accessories Net sales 55,360 $ 70,610 $ Operating profit (loss) (1,160) $ 2,630 $ Operating loss as a % of sales NM 3.7% Special Items to consider in evaluating operating profit (loss): - Severance and business restructuring costs (410) $ - $ Excluding Special Items, operating profit (loss) would have been: (750) $ 2,630 $ Corporate Expenses (7,560) $ (5,220) $ Special Items to consider in evaluating corporate expenses: - Severance and business restructuring costs (2,940) $ - $ Excluding Special Items, corporate expenses would have been: (4,620) $ (5,220) $ Total Company Net sales 202,710 $ 264,590 $ Operating profit 4,340 $ 27,840 $ Operating profit as a % of sales 2.1% 10.5% Total Special Items to consider in evaluating operating profit: (6,750) $ - $ Excluding Special Items, operating profit would have been: 11,090 $ 27,840 $ Other Data: - Depreciation and amortization 10,410 $ 10,150 $ - Interest expense 12,490 $ 14,710 $ - Gain on extinguishment of debt, net 15,310 $ - $ - Other expense, net 700 $ 1,190 $ March 31, TriMas Corporation Company and Business Segment Financial Information Continuing Operations (Unaudited, $ in thousands)

32 (Unaudited, $ in thousands) LTM EBITDA as Defined in Credit Agreement Reported net loss for the twelve months ended March 31, 2009 (147,740) $ Interest expense, net (as defined) 53,830 Income tax expense (benefit) (19,580) Depreciation and amortization 45,080 Interest equivalent costs 2,440 Non-cash expenses related to equity grants 770 Other non-cash expenses or losses 188,220 Non-recurring expenses or costs for cost savings projects 7,030 Negative EBITDA from discontinued operations 13,660 Permitted dispositions 1,860 Bank EBITDA - LTM Ended March 31, 2009 (1) 145,570 $ (1) As defined in the Amended and Restated Credit Agreement dated August 2, 2006.